Exhibit 99.1

OriginClear’s Water On Demand Subsidiary Signs Letter of Intent to Merge With Fortune Rise Acquisition Corporation

Non-binding agreement sets basis for negotiations.

Metuchen, NJ and Clearwater, FL – January 5, 2023 – Fortune Rise Acquisition Corporation (Nasdaq: FRLA) and OriginClear Inc. (OTC Pink: OCLN), the Clean Water Innovation Hub™, announce that OriginClear’s subsidiary, Water On Demand, Inc. (“Water On Demand”) (www.waterondemand.net), has executed a Letter of Intent (“LOI”) with Fortune Rise Acquisition Corporation, a Delaware special purpose acquisition corporation (NASDAQ: FRLA) (“FRLA”) under which FLRA proposes to acquire all the outstanding securities of Water on Demand, Inc. (“WODI”), based on certain material financial and business terms and conditions being met. The LOI is not binding on the parties and is intended solely to guide good-faith negotiations toward definitive agreements.

The parties will work together in good faith with their respective advisors to agree on a structure for the business combination that is most expedient to the consummation of the acquisition. pursuant to the LOI, it is proposed that FLRA will acquire 100% of the outstanding equity securities of WODI, including all shares of common stock, preferred stock, outstanding options and warrants. In return, WODI equity holders will receive shares of common stock of FLRA and any outstanding options and warrants will be assumed by FLRA in accordance with their terms.

Subject to meeting NASDAQ quantitative and qualitative listing requirements, upon the closing of the business combination, the newly-combined entity will trade publicly on Nasdaq under a new trading symbol.

The precise structure of the business combination, including the proportion of stock and/or cash consideration paid to the WODI equity holders, will be negotiated to meet the needs of all parties including management of WODI and key equity holders.

Recently, Water On Demand announced that it closed the acquisition of the equity interests of Fortune Rise Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), which is the sponsor of FRLA.

FRLA is a blank check company incorporated in February 2021 as a Delaware corporation formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

FRLA is a "shell company" as defined under the Exchange Act of 1934, as amended, because it has no operations and nominal assets consisting almost entirely of cash. FRLA will not generate any operating revenues until after the completion of its initial business combination, at the earliest. To date, FRLA’s efforts have been limited to organizational activities and activities related to its initial public offering as well as the search for a prospective business combination target.

About OriginClear

Once a government monopoly, clean water is going private. Local industries and communities are now treating and recycling their own water, helping to reduce the burden on municipal systems and save on fast-rising water rates while also responding to the challenge of climate change. That’s good for business and good for sustainability. Now, the innovative fintech, Water On Demand™, is enabling clean water to become an investable asset, open to main street investors, with the potential for generational royalties. OriginClear® is the Clean Water Innovation Hub™ for both Water On Demand and Modular Water Systems™ – a leader in onsite, prefabricated systems made with sophisticated materials that can last decades. Get live weekly updates every Thursday by signing up at www.originclear.com/ceo.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Safe Harbor Statement

Matters discussed in this release contain forward-looking statements. When used in this release, the words "anticipate," "believe," "estimate," "may," "intend," "expect," “plans” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein.

These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with our history of losses and our need to raise additional financing, the acceptance of our products and technology in the marketplace, our ability to demonstrate the commercial viability of our products and technology and our need to increase the size of our organization, and if or when the Company will receive and/or fulfill its obligations under any purchaser orders. Further information on the Company's risk factors is contained in the Company's quarterly and annual reports as filed with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason except as may be required under applicable law